As filed with the Securities and Exchange Commission on July 9, 2007
Registration No. 333-143153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NANOPHASE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3687863 (I.R.S. Employer Identification No.)
NANOPHASE TECHNOLOGIES CORPORATION
1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6708
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
JOSEPH E. CROSS, CHIEF EXECUTIVE OFFICER
NANOPHASE TECHNOLOGIES CORPORATION
1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
JOHN L. EISEL, ESQ.
GEOFFREY C. COCKRELL, ESQ.
Wildman, Harrold, Allen & Dixon LLP
225 West Wacker Drive
Chicago, Illinois 60606-1229
(312) 201-2000
(312) 201-2555 (fax)
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
     On May 22, 2007, Nanophase Technologies Corporation, a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (Registration No. 333-143153) (the “Registration Statement”) with the Securities and Exchange Commission to register 2,000,000 shares of its common stock, registered for sale by the Registrant. The Registration Statement was declared effective May 31, 2007. The Registrant sold 1,900,000 shares of its common stock pursuant to the Registration Statement in June 2007 and 100,000 shares of the Registrant’s common stock remain unsold. Pursuant to the undertaking in Item 512(a)(3) of Regulation S-K, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration as of the date hereof all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Nanophase Technologies Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Romeoville, Illinois as of July 9, 2007.

NANOPHASE TECHNOLOGIES CORPORATION
/s/ JESS JANKOWSKI
Jess Jankowski,
Chief Financial Officer, Vice President of Finance, Secretary and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated as of July 9, 2007.

Signature	Title

/s/ JESS JANKOWSKI Jess Jankowski	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer

*	President and Chief Executive Officer
Joseph E. Cross

*	Chairman of the Board
Donald Perkins

*	Director
James Henderson

*	Director
James McClung

*	Director
Jerry Pearlman

*	Director
Richard Siegel

*	Director
R. Janet Whitmore

*By: /s/ JESS JANKOWSKI
Jess Jankowski
Attorney-in-fact